UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2004

METROPCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-111470	75-2550006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification Number)

8144 Walnut Hill Lane Suite 800 Dallas, Texas	75231
(Address of principal executive offices)	(Zip Code)

(214) 265-2550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On October 20, 2004, MetroPCS, Inc. issued a press release announcing that it is soliciting consents from the holders of its $150.0 million aggregate principal amount of outstanding 10¾% Senior Notes due 2011 to a limited waiver of any default or event of default arising from a failure to comply with a reporting covenant in the indenture governing the notes. The press release, the consent solicitation statement delivered to holders of the notes and the related form of letter of consent are attached hereto as exhibits to this Current Report on Form 8-K and are incorporated herein in their entirety.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated October 20, 2004.

99.2	Consent Solicitation Statement dated October 20, 2004.

99.3	Form of Letter of Consent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS, INC.

Date: October 20, 2004	By:	/s/ J. Lyle Patrick
		Name:	J. Lyle Patrick
		Tilte:	Vice President and Chief Financial Officer